securities and exchange commission
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2) ___

U.S. BANK NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
Timothy A. Donmoyer
U.S. Bank National Association
One Federal Street
Boston, MA 02110
(617) 603-(6551)
(Name, address and telephone number of agent for service)
Manor Care, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	34-1687107 (I.R.S. Employer Identification No.)

333 North Summit Street, Toledo, Ohio (Address of principal executive offices)	43604 (Zip Code)
Manor Care, Inc. 2% Convertible Senior Notes due 2036
(Title of the indenture securities)

Table of Additional Co-Registrants

(State or other jurisdiction of
(Exact name of the co-registrant as specified in its charter)	incorporation or organization)	(I.R.S. Employer Identification No).

AMERICAN HOSPITAL BUILDING CORPORATION	Delaware	52-0985621

AMERICAN REHABILITATION GROUP, INC.	Kentucky	61-1284533

AMERICANA HEALTHCARE CENTER OF PALOS TOWNSHIP, INC.	Illinois	53-1352950

AMERICANA HEALTHCARE CORPORATION OF GEORGIA	Georgia	37-1087694

ANCILLARY SERVICES MANAGEMENT, INC.	Ohio	34-163874

ANCILLARY SERVICES, LLC	Delaware	52-2166500

ANNANDALE ARDEN, LLC	Delaware	52-2111069

BAILY NURSING HOME, INC.	Pennsylvania	23-1674218

BAINBRIDGE ARDEN, LLC	Delaware	52-2098028

BATH ARDEN, LLC	Delaware	52-2099206

BINGHAM FARMS ARDEN, LLC	Delaware	52-2106495

BIRCHWOOD MANOR, INC.	Michigan	38-1719951

BOOTH LIMITED PARTNERSHIP	Florida	37-1080797

CANTERBURY VILLAGE, INC.	Michigan	38-2032536

CHARLES MANOR, INC.	Maryland	52-0902287

CHESAPEAKE MANOR, INC.	Maryland	52-0902288

CLAIRE BRIDGE OF ANDERSON, LLC	Delaware	39-1973297

CLAIRE BRIDGE OF AUSTIN, LLC	Delaware	39-1973318

CLAIRE BRIDGE OF KENWOOD, LLC	Delaware	39-1973322

CLAIRE BRIDGE OF SAN ANTONIO, LLC	Delaware	39-1973324

CLAIRE BRIDGE OF SUSQUEHANNA, LLC	Delaware	39-1973366

CLAIRE BRIDGE OF WARMINSTER, LLC	Delaware	39-1973327

COLEWOOD LIMITED PARTNERSHIP	Maryland	52-1335634

COLONIE ARDEN, LLC	Delaware	52-2130894

COMMONWEALTH PHYSICAL THERAPY AND REHABILITATION, INC.	Kentucky	61-1301414

CRESTVIEW HILLS ARDEN, LLC	Delaware	52-2092155

DEKALB HEALTHCARE CORPORATION	Delaware	37-1019112

DEVON MANOR CORPORATION	Pennsylvania	23-2093337

DISTCO, INC.	Maryland	52-0853907

(State or other jurisdiction of
(Exact name of the co-registrant as specified in its charter)	incorporation or organization)	(I.R.S. Employer Identification No).

DIVERSIFIED REHABILITATION SERVICES, INC.	Michigan	38-2690352

DONAHOE MANOR, INC.	Pennsylvania	25-1147049

EAST MICHIGAN CARE CORPORATION	Michigan	38-1747681

EXECUTIVE ADVERTISING, INC.	Maryland	52-0912751

EYE-Q NETWORK, INC.	Ohio	34-1760305

FIRST LOUISVILLE ARDEN, LLC	Delaware	52-2092159

FOUR SEASONS NURSING CENTERS, INC.	Delaware	73-0783484

FRESNO ARDEN, LLC	Delaware	52-2098630

GENEVA ARDEN, LLC	Delaware	52-2124930

GEORGIAN BLOOMFIELD, INC.	Michigan	38-1982410

GREENVIEW MANOR, INC.	Michigan	38-6062040

HANOVER ARDEN, LLC	Delaware	52-2098633

HCR HOME HEALTH CARE AND HOSPICE, INC.	Ohio	34-1787978

HCR INFORMATION CORPORATION	Ohio	31-1494764

HCR MANOR CARE SERVICES, INC. (f/k/a HEARTLAND CAREPARTNERS, INC.)	Ohio	34-1838217

HCR MANORCARE MEDICAL SERVICES OF FLORIDA, INC.	Florida	65-0666550

HCR PHYSICIAN MANAGEMENT SERVICES, INC.	Florida	58-2242001

HCR REHABILITATION CORP.	Ohio	34-1720345

HCRA OF TEXAS, INC.	Texas	74-2788668

HCRC INC.	Delaware	22-2784172

HEALTH CARE AND RETIREMENT CORPORATION OF AMERICA	Ohio	34-4402510

HEARTLAND CARE, LLC	Ohio	32-0091717

HEARTLAND EMPLOYMENT SERVICES, LLC	Ohio	34-1903270

HEARTLAND HOME CARE, INC.	Ohio	34-1787895

HEARTLAND HOME HEALTH CARE SERVICES, INC.	Ohio	34-1787967

HEARTLAND HOSPICE SERVICES, INC.	Ohio	34-1788398

HEARTLAND INFORMATION SERVICES, INC. (f/k/a HEARTLAND MEDICAL

INFORMATION SERVICES, INC.)	Ohio	31-1488831

HEARTLAND MANAGEMENT SERVICES, INC.	Ohio	34-1808700

HEARTLAND REHABILITATION SERVICES OF FLORIDA, INC.	Florida	59-2504386

(State or other jurisdiction of
(Exact name of the co-registrant as specified in its charter)	incorporation or organization)	(I.R.S. Employer Identification No).

HEARTLAND REHABILITATION SERVICES OF NEW JERSEY, INC. (f/k/a HERBERT LASKIN, RPT — JOHN MCKENZIE, RPT PHYSICAL THERAPY PROFESSIONAL ASSOCIATES, INC.)	New Jersey	22-2137595

HEARTLAND REHABILITATION SERVICES OF VIRGINIA, INC. (f/k/a BLUE RIDGE REHABILITATION SERVICES, INC.)	Virginia	54-1508699

HEARTLAND REHABILITATION SERVICES, INC.	Ohio	34-1280619

HEARTLAND SERVICES CORP.	Ohio	34-1760503

HEARTLAND THERAPY PROVIDER NETWORK, INC.	Delaware	37-1027432

HGCC OF ALLENTOWN, INC.	Tennessee	23-2244532

IN HOME HEALTH, INC.	Minnesota	41-1458213

INDUSTRIAL WASTES, INC.	Pennsylvania	25-1264509

IONIA MANOR, INC.	Michigan	38-1749970

JACKSONVILLE HEALTHCARE CORPORATION	Delaware	37-1069936

JEFFERSON ARDEN, LLC	Delaware	52-2111068

KENWOOD ARDEN, LLC	Delaware	52-2116657

KNOLLVIEW MANOR, INC.	Michigan	38-1724149

LEADER NURSING AND REHABILITATION CENTER OF BETHEL PARK, INC.	Delaware	52-1462046

LEADER NURSING AND REHABILITATION CENTER OF GLOUCESTER, INC.	Maryland	52-1352949

LEADER NURSING AND REHABILITATION CENTER OF SCOTT TOWNSHIP, INC.	Delaware	52-1462056

LEADER NURSING AND REHABILITATION CENTER OF VIRGINIA INC.	Virginia	52-1363206

LINCOLN HEALTH CARE, INC.	Ohio	34-1352822

LIVONIA ARDEN, LLC	Delaware	52-2104704

MANOR CARE AVIATION, INC.	Delaware	52-1462072

MANOR CARE OF AKRON, INC.	Ohio	52-0970447

MANOR CARE OF AMERICA, INC.	Delaware	52-1200376

MANOR CARE OF ARIZONA, INC.	Delaware	52-1751861

MANOR CARE OF ARLINGTON, INC.	Virginia	52-1067426

MANOR CARE OF CANTON, INC.	Ohio	52-1019576

MANOR CARE OF CHARLESTON, INC.	South Carolina	52-1187059

MANOR CARE OF CINCINNATI, INC.	Ohio	52-0943592

MANOR CARE OF COLUMBIA, INC.	South Carolina	52-0940578

(State or other jurisdiction of
(Exact name of the co-registrant as specified in its charter)	incorporation or organization)	(I.R.S. Employer Identification No).

MANOR CARE OF DARIEN, INC.	Connecticut	52-1934884

MANOR CARE OF DELAWARE COUNTY, INC.	Delaware	52-1916053

MANOR CARE OF FLORIDA, INC.	Florida	52-1479084

MANOR CARE OF HINSDALE, INC.	Illinois	52-0970446

MANOR CARE OF KANSAS, INC.	Delaware	52-1462071

MANOR CARE OF KINGSTON COURT, INC.	Pennsylvania	52-1314648

MANOR CARE OF LARGO, INC.	Maryland	52-1065213

MANOR CARE OF LEXINGTON, INC.	South Carolina	52-1048770

MANOR CARE OF MEADOW PARK, INC.	Washington	52-1339998

MANOR CARE OF MIAMISBURG, INC.	Delaware	52-1708219

MANOR CARE OF NORTH OLMSTED, INC.	Ohio	52-0970448

MANOR CARE OF PINEHURST, INC.	North Carolina	52-1069744

MANOR CARE OF ROLLING MEADOWS, INC.	Illinois	52-1077856

MANOR CARE OF ROSSVILLE, INC.	Maryland	52-1077857

MANOR CARE OF WILLOUGHBY, INC.	Ohio	52-0970449

MANOR CARE OF WILMINGTON, INC.	Delaware	52-1252362

MANOR CARE OF YORK (NORTH), INC.	Pennsylvania	52-1314645

MANOR CARE OF YORK (SOUTH), INC.	Pennsylvania	52-1314644

MANOR CARE SUPPLY COMPANY	Delaware	52-2055097

MANORCARE HEALTH SERVICES OF NORTHHAMPTON COUNTY, INC.	Pennsylvania	52-2004471

MANORCARE HEALTH SERVICES OF OKLAHOMA, INC.	Delaware	52-2055078

MANORCARE HEALTH SERVICES OF VIRGINIA, INC.	Delaware	52-2002773

MANORCARE HEALTH SERVICES, INC.	Delaware	52-0886946

MARINA VIEW MANOR, INC.	Wisconsin	39-1164707

MEDI-SPEECH SERVICE, INC.	Michigan	38-2343280

MEMPHIS ARDEN, LLC	Delaware	52-2098029

MILESTONE HEALTH SYSTEMS, INC.	Texas	75-2245197

MILESTONE HEALTHCARE, INC.	Delaware	75-2592398

MILESTONE REHABILITATION SERVICES, INC.	Texas	75-2190857

MILESTONE STAFFING SERVICES, INC.	Texas	74-2963093

MILESTONE THERAPY SERVICES, INC.	Texas	75-2406307

(State or other jurisdiction of
(Exact name of the co-registrant as specified in its charter)	incorporation or organization)	(I.R.S. Employer Identification No).

MNR FINANCE CORP.	Delaware	51-0348281

NAPA ARDEN, LLC	Delaware	52-2108866

PEAK REHABILITATION, INC.	Delaware	52-1833202

PERRYSBURG PHYSICAL THERAPY, INC.	Ohio	34-1363071

PNEUMATIC CONCRETE, INC.	Tennessee	62-0716951

PORTFOLIO ONE, INC.	New Jersey	22-1604502

REHABILITATION ADMINISTRATION CORPORATION	Kentucky	61-1295825

REINBOLT & BURKAM, INC.	Ohio	34-1479648

RICHARDS HEALTHCARE, INC.	Texas	76-0339241

RIDGEVIEW MANOR, INC.	Michigan	38-1734212

ROANOKE ARDEN, LLC	Delaware	52-2104706

ROLAND PARK NURSING CENTER, INC.	Maryland	52-1890169

RVA MANAGEMENT SERVICES, INC.	Ohio	34-1791517

SAN ANTONIO ARDEN, LLC	Delaware	52-2106496

SILVER SPRING — WHEATON NURSING HOME, INC.	Maryland	53-0245649

SILVER SPRING ARDEN, LLC	Delaware	52-2107728

SPRINGHILL MANOR, INC.	Michigan	38-1890497

STEWALL CORPORATION	Maryland	52-0798475

STRATFORD MANOR, INC.	Virginia	52-0902020

STUTEX CORP.	Texas	52-0884091

SUN VALLEY MANOR, INC.	Michigan	38-1798425

SUSQUEHANNA ARDEN LLC	Delaware	52-2124933

TAMPA ARDEN, LLC	Delaware	52-2113270

THE NIGHTINGALE NURSING HOME, INC.	Pennsylvania	23-1719762

THERASPORT PHYSICAL THERAPY, INC.	Michigan	38-3324355

THREE RIVERS MANOR, INC.	Michigan	38-2479940

TOTALCARE CLINICAL LABORATORIES, INC.	Delaware	52-1740933

TUSCAWILLA ARDEN, LLC	Delaware	52-2092162

WALL ARDEN, LLC	Delaware	52-2098990

WARMINSTER ARDEN LLC	Delaware	52-2124931

WASHTENAW HILLS MANOR, INC.	Michigan	38-2686882

(State or other jurisdiction of
(Exact name of the co-registrant as specified in its charter)	incorporation or organization)	(I.R.S. Employer Identification No).

WHITEHALL MANOR, INC.	Michigan	38-2189772

WILLIAMSVILLE ARDEN, LLC	Delaware	52-2107735

FORM T-1
     Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
United States Department of the Treasury
Washington, D.C. 20219
b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2005 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.
* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to the Trustee’s registration statement on Form S-4, Registration Number 333-128217 filed on November 15, 2005.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts on the 14th day of August, 2006.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Timothy A. Donmoyer
	Name:	Timothy A. Donmoyer
	Title:	Vice President and Account Manager

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: August 10, 2006

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Timothy A. Donmoyer
	Name:	Timothy A. Donmoyer
Title : Vice President and Account Manager

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2006
($000’s)

3/31/2006

Assets
Cash and Due From Depository Institutions	$7,050,967
Securities	39,215,391
Federal Funds	3,114,744
Loans & Lease Financing Receivables	135,184,791
Fixed Assets	1,737,385
Intangible Assets	11,754,046
Other Assets	10,882,988

Total Assets	$208,940,312

Liabilities
Deposits	$132,810,195
Fed Funds	12,304,517
Treasury Demand Notes	0
Trading Liabilities	252,318
Other Borrowed Money	28,673,468
Acceptances	0
Subordinated Notes and Debentures	6,432,494
Other Liabilities	6,859,284

Total Liabilities	$187,332,276

Equity
Minority Interest in Subsidiaries	$1,029,155
Common and Preferred Stock	18,200
Surplus	11,804,040
Undivided Profits	8,756,641

Total Equity Capital	$21,608,036

Total Liabilities and Equity Capital	$208,940,312

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.
U.S. Bank National Association

By:	/s/ Timothy A. Donmoyer
Name:	Timothy A. Donmoyer
Title:	Vice President and Account Manager

Date: August 10, 2006